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EXHIBIT 21

INTERNATIONAL BUSINESS MACHINES CORPORATION SUBSIDIARIES

Subsidiaries—as of December 31, 2006

Company Name	State or country of incorporation or organization	Voting % owned by immediate parent	Notes
IBM Credit LLC	USA (Delaware)	100.0
IBM International Foundation	USA (Delaware)	100.0
IBM International Services Corporation	USA (Delaware)	100.0
IBM Business Transformation Center, S.r.l	Costa Rica	100.0
Tivoli Systems, Inc	USA (Delaware)	100.0
IBM World Trade Corporation	USA (Delaware)	100.0
IBM Bahamas Limited	Bahamas	100.0
WTC Insurance Corporation, Ltd	Bermuda	100.0
IBM Canada Limited—IBM Canada Limitee	Canada	100.0
IBM Argentina Sociedad Anonima	Argentina	90.0	(B)
IBM Canada Credit Services Company	Canada	100.0
IBM Canada Holding Company, Limited Partnership	Canada	99.0
IBM Americas Holding Limited	Bermuda	100.0
IBM Brasil—Industria, Maquinas e Servicos Limitada	Brazil	100.0
IBM de Bolivia, S.A	Bolivia	100.0
IBM de Chile, S.A.C	Chile	100.0	(B)
IBM del Ecuador, C.A	Ecuador	100.0
Grupo IBM Mexico, S.A. de C.V	Mexico	100.0
IBM de Mexico, S.A	Mexico	100.0	(A)
IBM del Uruguay, S.A	Uruguay	100.0
IBM de Venezuela, S.A	Venezuela	100.0
IBM A/NZ Holdings Pty. Limited	Australia	90.0	(B)
IBM Australia Limited	Australia	100.0
IBM New Zealand Limited	New Zealand	100.0
IBM India Private Ltd	India	100.0
PT IBM Indonesia	Indonesia	99.0
IBM World Trade Asia Holdings LLC	USA (Delaware)	100.0
YK IBM AP Holdings	Japan	100.0
IBM Japan, Ltd	Japan	100.0
IBM Korea, Inc	Korea (South)	100.0
IBM Malaysia Sdn. Bhd	Malaysia	100.0
IBM Philippines, Incorporated	Philippines	100.0	(A)
IBM Thailand Company Limited	Thailand	100.0	(A)
IBM Vietnam Company	Vietnam	100.0
IBM Bulgaria Ltd	Bulgaria	100.0
IBM Croatia Ltd./IBM Hrvatska d.o.o	Croatia	100.0
IBM Egypt Business Support Services	Egypt	99.8
IBM Eesti Osauhing (IBM Estonia Ou)	Estonia	100.0
IBM Italia S.p.A	Italy	100.0
Companhia IBM Portuguesa, S.A	Portugal	100.0
IBM Hellas Information Handling Systems S.A	Greece	99.9	(B)
IBM Israel Limited	Israel	100.0
IBM (International Business Machines) Turk Limited Sirketi	Turkey	98.0	(B)
IBM South Africa Group Ltd	South Africa	100.0
IBM South Africa (Pty) Ltd	South Africa	100.0
IBM East Africa Limited	Kenya	66.7	(B)
Sabiedriba ar irobezotu atbildibu IBM Latvija	Latvia	100.0

IBM Lietuva	Lithuania	100.0
IBM Holdings B.V	Netherlands	100.0
IBM Global Holdings B.V	Netherlands	100.0
IBM Central Holding GmbH	Germany	100.0
IBM Deutschland GmbH	Germany	89.3	(B)
IBM Oesterreich Internationale Bueromaschinen Gesellschaft m.b.H	Austria	100.0
IBM (Schweiz)-IBM (Suisse)-IBM (Svizzera)-IBM (Switzerland)	Switzerland	100.0
IBM Central and Eastern Europe B.V	Netherlands	100.0
IBM Ceska Republika spol. s.r.o	Czech Republic	100.0
IBM East Europe/Asia Ltd	Russia	100.0
IBM—International Business Machines d.o.o., Belgrade	Serbia and Montenegro	100.0
IBM Polska Sp.z.o.o	Poland	100.0
IBM Romania Srl	Romania	100.0
IBM Slovensko spol s.r.o	Slovak Republic	100.0
IBM Ukraine	Ukraine	100.0
IBM International Holdings B.V	Netherlands	100.0
IBM China Holdings B.V	Netherlands	100.0
IBM China Company Limited	P.R.C.	100.0
IBM China/Hong Kong Limited	Hong Kong	100.0
IBM Ireland Limited	Ireland	100.0
IBM Singapore Pte. Ltd	Singapore	100.0
International Business Machines Corporation Magyarorszagi Kft	Hungary	99.9	(B)
Lefern Limited	Ireland	100.0
IBM International Treasury Services Company	Ireland	82.6	(B)
IBM North Region Holdings	United Kingdom	100.0
IBM Nederland N.V	Netherlands	88.2	(B)
IBM United Kingdom Holdings Limited	United Kingdom	100.0
IBM United Kingdom Limited	United Kingdom	89.0	(B)
IBM International B.V	Netherlands	100.0
IBM de Colombia, S.A	Colombia	93.6	(B)
IBM del Peru, S.A	Peru	100.0
IBM Europe Holdings B.V	Netherlands	100.0
Compagnie IBM France, S.A.S	France	100.0
IBM Maroc	Morocco	51.0	(B)
IBM Tunisie	Tunisia	100.0
IBM Taiwan Holdings B.V	Netherlands	100.0
IBM Taiwan Corporation	Taiwan	100.0
International Business Machines of Belgium S.A	Belgium	100.0	(B)
International Business Machines West Africa Limited	Nigeria	87.5	(B)
IBM Slovenija d.o.o	Slovenia	100.0
International Business Machines, S.A	Spain	100.0
IBM Nordic Aktiebolag	Sweden	100.0
IBM Danmark A/S	Denmark	100.0
International Business Machines A/S	Norway	100.0
Oy International Business Machines AB	Finland	100.0
International Business Machines Svenska A.B	Sweden	100.0
IBM Middle East FZ-LLC	United Arab Emirates	100.0

(A)
Minor percentage held by other IBM shareholders subject to repurchase option.

(B)
Remaining percentage owned by other wholly-owned IBM company(s).

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  EXHIBIT 21
INTERNATIONAL BUSINESS MACHINES CORPORATION SUBSIDIARIES